UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2004

Commission file number 0-02517

TOREADOR RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	75-0991164
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4809 Cole Avenue, Suite 108; Dallas, Texas 75205
(Address of principal executive offices)

                                (214) 559-3933
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On January 14, 2004, pursuant to the terms of an Agreement for Purchase and Sale dated December 17, 2003, by and among Toreador Resources Corporation, a Delaware corporation (“Toreador”), and Tormin, Inc., a Delaware corporation and wholly-owned subsidiary of Toreador (“Tormin”), and Black Stone Acquisitions Partners I, L.P., a Delaware limited partnership (“Black Stone”), Toreador and Tormin sold their United States mineral and royalty assets to Black Stone. The aggregate consideration was $45 million cash. Of this amount, $2.7 million was used to pay net profits interests owed to third parties. The effective date of the sale was January 1, 2004. Toreador expects to book a gain from the sale of approximately $28 million based on the estimated basis of the properties as of January 1, 2004. The price was determined through arms-length negotiation between the parties.

        Approximately $29.9 million of the remaining proceeds have been used to (i) discharge in full approximately $11.8 million of principal and accrued interest of Toreador’s borrowings under the Barclays Bank, Plc (“Barclays”) credit facility, (ii) discharge in full approximately $16.9 million of principal and accrued interest of Toreador’s borrowings under the Bank of Texas (“Bank of Texas”) credit facility, and (iii) to pay certain closing fees to Barclays and Bank of Texas of approximately $1.2 million.

        A portion of the remaining proceeds ($8 million) was placed in a tax-deferred escrow account with Petroleum Strategies, Inc. (“Petroleum Strategies”), under terms of a Master Qualified Escrow Agreement (“Escrow Agreement”) by and among Toreador, Bank of Texas and Petroleum Strategies executed on January 9, 2004. The Escrow Agreement is designed to comply with the like-kind exchange provisions of Section 1031 of the Internal Revenue Code of 1986, as amended, which permits the deferral of gains from a sale of assets if specific like-kind exchange reinvestment criteria are met. If Toreador is successful in meeting the like-kind exchange provisions, the federal and state tax payments on this portion of the gain from the sale of the United States mineral and royalty assets will be deferred to future periods. The approximately $4.4 million remaining proceeds has been added to working capital.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements — None

(b) Pro Forma Financial Information.

Unaudited Pro Forma Combined Financial Statements

Unaudited Pro Forma Combined Balance Sheet as of September 30, 2003 Unaudited Pro Forma Combined Consolidated Statement of Operations for the Nine Months Ending September 30, 2003

Unaudited Pro Forma Combined Consolidated Statement of Operations for the Year Ending December 31, 2002

(c) Exhibits

Exhibit No.	Exhibit Description
2.1	Agreement for Purchase and Sale by and among Toreador Resources Corporation and Tormin, Inc., as Sellers, and Black Stone Acquisitions Partners I, L.P., as Buyer, dated December 17, 2003.

10.1	Master Qualified Escrow Agreement by and among Toreador Resources Corporation, Bank of Texas and Petroleum Strategies, Inc. dated January 9, 2004.

TOREADOR RESOURCES CORPORATION

PRO FORMA COMBINED BALANCE SHEET
SEPTEMBER 30, 2003

	As reported	Pro Forma Adjustments for Asset Sale		Pro Forma Combined
	(Unaudited, in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$ 619	$ 11,350	(1)(2)(3)	$ 11,969
Accounts and notes receivable	3,809			3,809
Available-for-sale securities, at fair value	32			32
Other	1,702			1,702

Total current assets	6,162	11,350		17,512

Oil and gas properties, net, using the
successful efforts method of accounting	77,301	(13,399)	(1)	63,902

Investments in unconsolidated entities	501			501
Goodwill	5,467			5,467
Other assets	506			506

Total assets	$ 89,937	$ (2,049)		$ 87,888

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$ 5,838	$ (226)	(2)	$ 5,612
Unrealized losses on commodity derivatives	1,052			1,052
Current portion of long-term debt	14,000	(14,000)	(2)	-
Income taxes payable	1,677	10,230	(4)	11,907

Total current liabilities	22,567	(3,996)		18,571

Long-term debt	15,473	(15,473)	(2)	-
Long-term accrued liabilities	578			578
Long-term asset retirement obligation	1,625			1,625
Deferred tax liability	13,346			13,346
Convertible debenture	2,160			2,160

Total liabilities	55,749	(19,469)		36,280

Stockholders' equity:
Preferred stock, Series A & A-1, $1.00 par value,
4,000,000 shares authorized; 237,000 and
197,000 issued	237			237
Common stock, $0.15625 par value, 30,000,000
shares authorized; 10,058,544 shares issued	1,572			1,572
Capital in excess of par value	31,470			31,470
Retained earnings	232	17,420	(3)(4)	17,652
Accumulated other comprehensive income	3,211			3,211

	36,722	17,420		54,142

Treasury stock at cost:
721,027 shares	(2,534)			(2,534)

Total stockholders' equity	34,188	17,420		51,608

Total liabilities and stockholders' equity	$ 89,937	$ (2,049)		$ 87,888

(1)	To record the sale of the U.S. mineral and royalty interest assets in exchange for $45 million ($42.3 million adjusted for Net Profit Interest payout).

(2)	To record the payoff in cash of Toreador’s borrowings under the Barclays Bank, Plc credit facility of approximately $12.2 million principal and the Bank of Texas credit facility of approximately $17.5 million principal and accrued interest.

(3)	To record as expense the payment in cash of closing fees to Barclays Bank, Plc and Bank of Texas of $1.2 million.

(4)	To record provision for taxes payable of approximately $10.2 million based on approximately $27.6 million taxable income from the transaction. Note: This amount does not include any deferral of tax payments that may occur if the like-kind exchange is completed.

TOREADOR RESOURCES CORPORATION

PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDING SEPTEMBER 30, 2003

	As reported	Pro Forma Adjustments For Asset Sale		Pro Forma Combined
	(Unaudited, in thousands, except per share information)
Revenues:
Oil and gas sales	$19,691	$(5,720	) (1)	$13,971
Gain (loss) on commodity derivatives	(1,514)	657	(1)	(857)
Lease bonuses and rentals	303	(286	) (1)	17

Total revenues	18,480	(5,349)		13,131

Costs and expenses:
Lease operating	5,845	(550	) (1)	5,295
Exploration and acquisition	812	--		812
Depreciation, depletion and amortization	2,924	(622	) (1)	2,302
Reduction in force	466	--		466
General and administrative	4,266	--		4,266

Total costs and expenses	14,313	(1,172)		13,141

Operating income (loss)	4,167	(4,177)		(10)

Other income
Equity in losses of unconsolidated investments	(6)			(6)
Gain (loss) on sale of properties and other assets	138			138
Loss on sale of marketable securities	(33)			(33)
Interest and other income	963			963
Interest expense	(1,351)	1,091	(2)	(260)

Total other income (expense)	(289)	1,091		802

Net income (loss) before income taxes	3,878	(3,086)		792

Provision (benefit) for income taxes	1,435	(1,142	) (3)	293

Net income (loss)	2,443	(1,944)		499
Less dividends on preferred shares	347			347

Income (loss) applicable to common shares	$2,096	$(1,944)		$152

Basic income (loss) per share	$0.22			$0.02

Diluted income (loss) per share	$0.22			$0.02

Weighted average shares outstanding
Basic	9,338			9,338
Diluted	9,344			9,344

(1)	To eliminate the historical operating revenues and expenses of the U. S. mineral and royalty assets.

(2)	To eliminate the historical interest expense associated with the borrowings under the Barclays Bank, Plc and the Bank of Texas credit facilities.

(3)	To adjust the provision for income taxes based on pro forma combined taxable income. Note: This amount does not include any deferral of tax payment that may occur if the like-kind exchange is completed.

TOREADOR RESOURCES CORPORATION

PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDING DECEMBER 31, 2002

	As reported	Pro Forma Adjustments For Asset Sale		Pro Forma Combined
	(Unaudited, in thousands, except per share information)
Revenues:
Oil and gas sales	$23,069	$(5,575	) (1)	$17,494
Gain (loss) on commodity derivatives	(4,044)	1,337	(1)	(2,707)
Lease bonuses and rentals	812	(743	) (1)	69

Total revenues	19,837	(4,981)		14,856

Costs and expenses:
Lease operating	6,680	(602	) (1)	6,078
Exploration and acquisition	2,234			2,234
Depreciation, depletion and amortization	5,034	(1,382	) (1)	3,652
Impairment of oil and gas properties	529			529
General and administrative	7,722			7,722

Total costs and expenses	22,199	(1,984)		20,215

Operating income (loss)	(2,362)	(2,997)		(5,359)

Other income
Equity in losses of unconsolidated investments	(1,186)			(1,186)
Gain (loss) on sale of properties and other assets	(2,129)			(2,129)
Loss on sale of marketable securities	(14)			(14)
Interest and other income	(184)			(184)
Interest expense	(2,467)	2,077	(2)	(390)

Total other income (expense)	(5,980)	2,077		(3,903)

Net income (loss) before income taxes	(8,342)	(920)		(9,262)
Provision (benefit) for income taxes	(2,235)	(340	) (3)	(2,575)

Net income (loss)	(6,107)	(580)		(6,687)
Less dividends on preferred shares	374			374

Income (loss) applicable to common shares	$(6,481)	$ (580)		$(7,061)

Basic income (loss) per share	$(0.69)			$(0.76)

Diluted income (loss) per share	$(0.69)			$(0.76)

Weighted average shares outstanding
Basic	9,343			9,343
Diluted	9,343			9,343

(1)	To eliminate the historical operating revenues and expenses of the U. S. mineral and royalty assets.

(2)	To eliminate the historical interest expense associated with the borrowings under the Barclays Bank, Plc and the Bank of Texas credit facilities.

(3)	To adjust the provision for income taxes based on pro forma combined taxable income. Note: This amount not include any deferral of tax payment that may occur if the like-kind exchange is completed.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOREADOR RESOURCES CORPORATION

January 14, 2003	/s/ G. Thomas Graves III
G. Thomas Graves III
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description
2.1*	Agreement for Purchase and Sale by and among Toreador Resources Corporation and Tormin, Inc., as Sellers, and Black Stone Acquisitions Partners I, L.P., as Buyer, dated December 17, 2003.

10.1*	Master Qualified Escrow Agreement by and among Toreador Resources Corporation, Bank of Texas and Petroleum Strategies, Inc. dated January 9, 2004.

*      Filed herewith